UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 22, 2017

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2017, ABM Industries Incorporated (“ABM”) entered into amended and restated employment agreements (the “Amended Employment Agreements”) with each of Scott Salmirs, its chief executive officer, and D. Anthony Scaglione, its chief financial officer.

Each of the Amended Employment Agreements will be effective following the expiration of the current employment agreements on October 31, 2017. Pursuant to the Amended Employment Agreements, if the officer’s employment is terminated by the Company without cause or he resigns for good reason (such as a material reduction in compensation or position), and he signs a release of claims, the officer will be entitled to receive a multiple (2.5 for Mr. Salmirs and 2.0 for Mr. Scaglione) times the sum of his base salary and target bonus; a pro-rated portion of his annual bonus for the year of termination, based on the performance of the Company for that year, together with any earned and unpaid bonus from the prior year; and 18 months of health insurance reimbursements.

The Amended Employment Agreements provide that following termination of employment for any reason, the officer will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.

The Company also entered into amended Change in Control Agreements with each of Mr. Salmirs and Mr. Scaglione. Each agreement provides double-trigger severance benefits if the officer is terminated without cause, or resigns for “good reason”, within two years following a change in control, consisting of a lump sum payment equal to a multiple (3.0 for Mr. Salmirs and 2.5 for Mr. Scaglione) times the sum of his base salary and target bonus; a lump sum payment equal to the present value of the providing health and welfare benefits for 18 months; and accelerated vesting of equity awards. There are no excise tax gross-ups under the Change in Control Agreements; instead any such payments and benefits are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but generally only if the reduction would increase the net after-tax amount received by the officer.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: September 27, 2017	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President, Deputy General Counsel and Assistant Secretary